UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

Lpath, Inc.

(Exact name of registrant specified in charter)

Nevada	000-50344	16-1630142
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

6335 Ferris Square, Suite A, San Diego, CA  92121

(Address of principal executive offices)  (Zip Code)

(858) 678-0800

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2008, the Board of Directors of Lpath, Inc. (the “Company”) appointed John Bender, Pharm.D., as senior vice president of research and development.   Bender will replace William Garland, Ph.D., who stepped down as vice president–drug development of the Company effective as of September 22, 2008.  There are no family relationships between Bender and any officers or directors of the Company.

Bender, 60, served as senior vice-president of clinical research at Favrille, Inc. from 2001 to 2008, where he was responsible for the clinical development of an immunotherapeutic biologic agent for the treatment of lymphoma.  Prior to his employment at Favrille, Inc., from 1997 to 2001, Bender was a director of clinical research for oncology at Warner-Lambert/Parke-Davis (which merged with Pfizer in 2000).

Bender holds B.S. degrees in biology and pharmacy and earned his doctorate of pharmacy from the University of Utah. He has served as an adjunct faculty member at the University of Michigan’s College of Pharmacy and is currently a member of the Dean’s Advisory Council at Skaggs School of Pharmacy and Pharmaceutical Sciences, University of California, San Diego.

A press release announcing the appointment of John Bender is attached to this Current Report as Exhibit 99.1.

Item	9.01	Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lpath, Inc.

By:	/s/Scott Pancoast
Name: Scott Pancoast
Title: President and Chief Executive Officer
Dated: September 23, 2008